UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2007

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire 03773

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 20, 2007, New Hampshire Thrift Bancshares, Inc. (the “Company”) announced that on June 14, 2007, the Company’s Board of Directors authorized a stock repurchase program pursuant to which the Company may repurchase up to 5.0%, or 253,776 shares, of its common stock outstanding as of June 14, 2007, in the open market or in privately negotiated transactions, as appropriate, in order to permit the Company to enhance the value of its stock and to manage its capital. The Board’s action will allow management to make repurchases, without further Board approval, when stock purchases are deemed prudent. The stock repurchase plan is not subject to an expiration date.

A copy of the press release announcing the stock repurchase program is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated June 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Hampshire Thrift Bancshares, Inc.

By:	/s/ Stephen W. Ensign
Name:	Stephen W. Ensign
Title:	Chairman, President and Chief Executive Officer

Date: June 20, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 20, 2007.